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                                      EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

      The Corporation or one of its subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and ownership interests of each of the corporations and limited partnerships listed below and all of the common securities of BancWest Capital I and First Hawaiian Capital I. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.

                                                       STATE OR OTHER
                                                       JURISDICTION OF
NAME                                                   INCORPORATION
----                                                   -------------
Bank of the West                                       California
   Eureka Investment Advisors, Inc.                    California
   First Bancorp                                       California
   United California Capital                           California
   Trinity Capital Corporation                         California
   First National Bancorporation                       California
   Essex Credit Corporation                            Connecticut
   First Santa Clara Corporation                       California
First Hawaiian Bank                                    Hawaii
   Real Estate Delivery, Inc.                          Hawaii
   FH Center, Inc.                                     Hawaii
   FHB Properties, Inc.                                Hawaii
   First Hawaiian Center, L.P.                         Hawaii
   Pacific One Dealer Center, Inc.                     Hawaii
   The Bankers Club, Inc.                              Hawaii
   Center Club, Inc.                                   Hawaii
   First Hawaiian Leasing, Inc.                        Hawaii
   First Hawaiian Insurance, Inc.                      Hawaii
   Bishop Street Capital Management Corporation        Hawaii
   KIC Technology 1, Inc.                              Hawaii
   KIC Technology 2, Inc.                              Hawaii
   KIC Technology 3, Inc.                              Hawaii
FHL Lease Holding Company, Inc.                        Hawaii
   FHL SPC One, Inc.                                   Hawaii
BancWest Capital I                                     Delaware
First Hawaiian Capital I                               Delaware

All subsidiaries were included in the Consolidated Financial Statements of the Corporation.